SECURITIES AND EXCHANGE COMMISSION
==================================
AMENDMENT NO. 4 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Ciglarette, Inc.
(Exact Name of Small Business Issuer in its Charter)

Nevada		27-1636887
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

CIGLARETTE, INC.
14001c Saint Germain Dr., Suite 390,
Centreville, VA 20121
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

CIGLARETTE, INC.

14001c Saint Germain Dr., Suite 390
Centereville, Virginia 20121
(571) 432-9444
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
CHRISTINE MELILLI, ESQ., CPA
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	296,703	$0.05	$14,835	$1.06

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE 2010

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

Subject to Completion, Dated June , 2010

296,703 SHARES OF
CIGLARETTE, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 296,703 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

PLEASE NOTE THAT THE COMPANY MAY BE DEEMED A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933.  ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE CONDITIONS OF RULE 144(I).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  June 2010

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

About Our Company

Ciglarette, Inc.  will offer a smokeless cigarette from headquarters in Centreville, Virginia. We are a marketer and distributor of personal vaporizers, under the Ciglarette brand. Personal vaporizers are electronic devices that vaporize a liquid solution, which provide users an experience akin to smoking without actual combustion and as such no smoke or noxious odor is dispelled from the device. The most common form of personal vaporizers are “electronic cigarettes” whose solution constituents are primarily propylene glycol, nicotine, and tobacco flavorings or essences. Ciglarette’s success will be achieved by focusing on three key factors:

1.
By offering an easy-to-use, affordable, hands-on product that will open the benefits of smokeless cigarettes to the average consumer, we believe that we will be able to tap into the pre-existing and wide-ranging alternative smoking/cigarette market.  This gives us a powerful marketing factor that is impossible to buy or create: we have accessibility. This single factor will enable us to create a unique niche and promote a powerful marketing presence.

2.
We already have a potential well-established customer base. That is, we believe that the market for smokeless cigarettes is growing as the market for traditional cigarettes continues to drop and our products will be seen as a recognized alternative to smoking in the industry. This will lead to natural marketing which include for us to engage conversations with our customer base, and local and nationwide businesses regarding the benefits of our products.

The key to our business model is our founder, Lisan Rahman, who has recognized an opportunity to offer retail packages of smokeless cigarettes and, thus, to make money and achieve brand recognition in the market by operating a business that offers a simple way to enjoy smoking without the smoke.

Where You Can Find Us

Our principal executive offices are located at, Ciglarette, Inc., 14001c Saint Germain Dr., Suite 390 , Centreville , Virginia 201 21 and our telephone number is (571) 432-9444.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.05 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the period ended February 28, 2010 is derived from our audited financial statements.

For the period ending February 28, 2010
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses
Professional Fees	5,000
General and Administrative Expenses	850
Net Loss	5,850

As of February 28, 2010 (audited)
BALANCE SHEET DATA

Cash	$500
Stock Subscriptions Receivable	30,050
Total Assets	30,550
Total Liabilities	5,350
Stockholders’ Equity/ Deficiency	25,200

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada in December 2009. We have no significant financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF LISAN RAHMAN. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of, our President and Chief Executive Officer. We currently have an employment agreement with Lisan Rahman which expires on February 28, 2013. Thus, we have mitigated our risk associated with the loss of his services as the loss of her services could have a material adverse effect on our business, financial condition or results of operation.

OUR SOLE OFFICER AND DIRECTOR HAS NOT PREVIOUSLY OPERATED A COMPANY IN A SIMILAR INDUSTRY.

Although our President and Chief Executive Officer experience in marketing and sales, Ms. Rahman does not have experience in managing and operating a business in the smokeless cigarette industry. As such, our investors should be aware of the potential for the business to not be as successful as it otherwise would be if we hired personnel with industry experience.

OUR SOLE OFFICER AND DIRECTOR HAS A FULL TIME JOB WHICH MAY INTERFER WITH HIS RESPONSIBILITIES TO US.

Lisan Rahman, our sole officer and director and only employee has a full time job working for Volkswagon and therefore he will not be in a position to devote a substantial amount of his time to our company.  Mr. Rahman believes that he can perform him duties to us a part time basis but may not have time on his schedule to provide his services to us on a regular basis.  It is possible that our plan of operations may be materially delayed to his limited work schedule with us.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

WE MAY BE DEEMED TO BE A SHELL COMPANY AND ARE SHARES MAY NOT BE SALEABLE UNDER RULE 144.

We may be deemed to me a shell company in accordance with the Securities Act of 1933. If we are deemed to be a shell company then our shares of common stock may not be resold under Rule 144 of the Securities Act of 1933.  Our shares would only be able to resold through a registration statement declared effective by the SEC or by meeting the conditions of Rule 144(i). Therefore it is possible that you may not be able to sell your shares into the market place.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in April 2010 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the shares of our common stock held by 40 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in April 2010.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 22 , 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Ryan Zweifel	10,000	3,330	6,670	*%
Christopher Crabtree	10,000	3,330	6,670	*%
Steven Yurco	12,000	3,996	8,004	*%
Torrie Thone	12,000	3,996	8,004	*%
Sirpa Baylis	24,000	7,992	16,008	*%
Jory Dela Fuente	56,000	18,648	37,352	*%
Michael Farraj	36,000	11,988	24,012	*%
Mark Gallandt	46,000	15,318	30,682	*%
Alejandra Picazo	32,000	10,656	21,344	*%
Emily Jacobson	20,000	6,660	13,340	*%
Arturo Sanchez	22,000	7,326	14,674	*%
Kevin Murphy	20,000	6,660	13,340	*%
John Guldin	20,000	6,660	13,340	*%
Sage Morimoto	22,000	7,326	14,674	*%
Alex Thompson	21,000	6,993	14,007	*%
Kayla Mac Mallin	24,000	7,992	16,008	*%
James Guerie	24,000	7,992	16,008	*%
Priscilla McEawan	24,000	7,992	16,008	*%
Scott Cole	24,000	7,992	16,008	*%
Robin Fuentes	24,000	7,992	16,008	*%
Charles Lazano	18,000	5,994	12,006	*%
Roger Sill	22,000	7,326	14,674	*%
James Tellbranch	20,000	6,660	13,340	*%
Ryan Rosales	20,000	6,660	13,340	*%
Debbie Paller	18,000	5,994	12,006	*%
Christian Guervara	20,000	6,660	13,340	*%
Mikahela Chaidez Skinner	22,000	7,326	14,674	*%
Shane Stillmar	20,000	6,660	13,340	*%
Carla Fig	20,000	6,660	13,340	*%
Cindy Lopez	22,000	7,326	14,674	*%
John Young	20,000	6,660	13,340	*%
Meagan Rodriguez	18,000	5,994	12,006	*%
Matthew Dunakin	30,000	9,990	20,010	*%
Michael Faulkner	26,000	8,658	17,342	*%
Omega Ryan	16,000	5,328	10,672	*%
Hoa Richter	16,000	5,328	10,672	*%
Mark Johnson	24,000	7,992	16,008	*%
Albert Richter	19,000	6,327	12,673	*%
Marissa Maspaitella	19,000	6,327	12,673	*%
James Hopton	18,000	5,994	12,006	*%

* Less than one percent (1%).
To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 Shares of common stock, $0.0001 par value per Share and 100,000,000 Shares of Preferred stock, $0.0001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share.  Currently we have 5,891,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share.  Currently we have no preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Li & Company, PC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Organization Within Last Five Years

We were incorporated in December 2009 in the State of Nevada. In December 2009, we issued 5,000,000 Founder Shares at par value of $0.0001 to Lisan Rahman in consideration for services provided. In April 2010 we completed an offering in which we sold 891,000 common shares at $0.05 per share in connection with our private placement.

Description of Business

General

Ciglarette, Inc. (hereafter Ciglarette or the Company) will offer a smokeless cigarette from headquarters in Centreville , Virginia. The company is a marketer and distributor of personal vaporizers, under the Ciglarette brand. Our business model does not include the research and development and manufacture of personal vaporizers. Personal vaporizers are electronic devices that vaporize a liquid solution, which provide users an experience akin to smoking without actual combustion and as such no smoke or noxious odor is dispelled from the device. The most common form of personal vaporizers are “electronic cigarettes” whose solution constituents are primarily propylene glycol, nicotine, and tobacco flavorings or essences. Ciglarette’s success will be achieved by focusing on three key factors:

1.	We believe that health products are one of the fastest-growing segments of the consumer economy and alternatives to smoking traditional cigarettes are becoming increasingly popular;
2.
By offering an easy-to-use, affordable, hands-on product that will open the benefits of smokeless cigarettes to the average consumer, we believe that we will be able to tap into the pre-existing and wide-ranging alternative smoking/cigarette market.  This gives us a powerful marketing factor that is impossible to buy or create: we have accessibility. This single factor will enable us to create a unique niche and promote a powerful marketing presence.

3.
We already have a potential well-established customer base. That is, we believe that the market for smokeless cigarettes is growing as the market for traditional cigarettes continues to drop and our products will be seen as a recognized alternative to smoking in the industry. This will lead to natural marketing which include for us to engage conversations with our customer base, and local and nationwide businesses regarding the benefits of our products.

The key to our business model is our is our founder, Lisan Rahman, who has recognized an opportunity to offer retail packages of smokeless cigarettes and, thus, to make money and achieve brand recognition in the market by operating a business that offers a simple way to enjoy smoking without the smoke.

Our purpose is to become profitable by offering a unique value proposition. We will sell packages of smokeless cigarettes online and through wholesale and retail distribution channels. We do not believe that any other traditional cigarette product on the market offers a smoking experience comparable to Ciglarette.

We are currently working on our website and plan to launch it within the next thirty days. We intend to spend approximately $2,000 per month on Search Engine Optimization (“SEO”) to launch the site. Ultimately, we would like to outsource the SEO to companies in India to help save our costs.

We believe we will need approximately $15,000 in the next six months and $30,000 in the next twelve months in order to sustain our operations. We anticipate our operating expenses will be CEO salary and SEO. At this time we believe that we have the funds to cover these expenses for the next six to nine months.  However if we do not have enough funds to cover our ongoing expenses we may raise additional capital through equity offerings or loans from either related or third parties.

It is nearly universally agreed in the health and medical industry that smoking cigarettes is a health risk and popularity of smoking has declined in recent years as people become more health-conscious. Most people attempt to use products to help them quit smoking as the only alternative to traditional cigarettes. While those types of products are popular for those who want to quit smoking, they do not provide the same features and benefits that smokeless cigarettes can.

We allow our users to engage in smoking smokeless cigarettes on a daily basis, and the benefits of this technique are something which we believe will be noticed almost immediately. Our product allows an individual to enjoy smoking without incurring the negative hang-ups associated with smoke and second-hand smoke.

Value Proposition

We will offer a special and unique opportunity to consumers who are looking for ways to accomplish smoking with none of the defects of smoke. By using our products our customers will experience an increase in their quality of life and smoking enjoyment as well as a saving of time and money over traditional tobacco products. We are not aware of any other company in the tobacco or smoking market like us because we have a progressive vision and a unique blend of offerings.

Ultimately, our value proposition will deliver tangible results including:

✓	Steadily increasing revenues for our business

✓	Faster real-time transactions, and greater convenience, for our customers

✓	Decreased problems associated with cigarette smoke

✓	Decreased problems associated with second-hand smoke

✓	A unique target customer experience in this market

✓	Steadily improving operational efficiency for our business

✓	Steadily increasing market share for our business

✓	Strong customer retention levels for our business

Essentially, our value proposition derives from these very special qualities:

✓	Customers will achieve a new way to do effective smoking without the smoke

✓	Our product packaging emphasizes the latest scientific research, to represent “best practices” for all customers

✓	An ethic of 150% client service means we cater to the needs of our clientele with professionalism and expertise in everything we do - and always deliver superb results

We recognize that there is a great weakness in the tobacco or smoking market. Currently, the competition has offered traditional cigarettes, and they are declining in popularity due to health concerns. In contrast, we will be able to offer a practical, new electric smokeless cigarette.

Objectives

We have clearly defined objectives in order to fulfill its desire to participate and achieve an ever-growing market share of the exciting industry that it is entering. It is our goal to be a recognized vendor in the US market. We will achieve our goal with the following attributes:

✓	Quality products suitable for people from all communities

✓	Easy access through an advanced website

✓	Secure online shopping

✓	A web page that helps you buy our products and instructs on how to use them effectively

We will be automated wherever automation is possible. When we see the business process map, we can observe that product order and delivery is taken care of by the fulfillment agency, payment is taken care of by the merchant (credit processing company), and website maintenance will be handled by a professional webmaster.  Management will have to spend comparatively little time on operations and thus will have more free time for analyzing marketing channels and product improvement. In this way, Lisan Rahman will be able to dedicate time to adding value to the business and contributing to making us a successful brand.

Some of the strengths and capabilities of our core services pertain to availability, quality, and comfort. This is absolutely the simplest product of its kind and therein lies the brilliance and potential for marketing this product. Perhaps our greatest service strength will be our ethic of service itself. We believe that in order to make money we have to make people happy when they transact with us and that we will be a company known for backing up the product with great advice, knowledge, and service.

We are committed to preparing a marketing strategy that highlights all of the most important benefits and features we offer in the form of brief sales literature and a polished web site. This information will present a compelling point of view regarding the features and benefits of our company. For people who already enjoy smoking, there is an enticement to avail themselves of our benefits because we have offer a fully integrated system of smokeless smoking and we offer more client-friendly service than our typical competitors.

We initially anticipate the use of direct mail and an engaging and informative website as the two primary promotional vehicles for us.

Our management have begun to envision the company’s operations relatively recently in the form of making plans for a powerful launch of our product. We will always be responsible for the private, in-house sourcing of whatever products and services we offer. We have designed an automated production and fulfillment system.

Personal vaporizers are electronic devices, the functional elements of which are integrated into a stainless steel shell, include: a small plastic cartridge that contains an absorbent material that is moistened with a propylene glycol liquid solution, which may or may not contain, nicotine, tobacco flavoring or other flavor essences, an electronic airflow sensor, a heating element, referred to as the atomizer that vaporizes the liquid in the mouthpiece so that it can be inhaled, a rechargeable lithium-ion battery which powers the device and certain electronic components such as a timed cutoff switch to prevent overheating, an LED to signal activation of the device and an external charger, to recharge the battery.

When a user draws air through the device, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece, the solution is then vaporized and it is this vapor that is inhaled by the user, for pulmonary and or oral (buccal/mucosal) absorption. The solution depending on the model may or may not contain nicotine, the flavoring if any, is also based on the particular cartridge and may contain tobacco flavoring or menthol flavoring, in addition to propylene glycol.

We sell two and three piece, in addition to disposable personal vaporizers, the distinction between two and three piece personal vaporizers is the construct of the unit, the number of core parts and the performance and actual use of the device. We also market, USB, home and car charging devices; in addition to several varieties of cartridges with varying formulations, including but not limited to zero nicotine with no flavoring, zero nicotine with tobacco and menthol flavors, in addition to the standard electronic cigarette filter which contains tobacco flavoring and varying degrees of nicotine. We sell our products in a kit or as separate components. We also offer for sale replacement cartridges to be used with our non-disposable personal vaporizer when the cartridges become depleted.

A FULLY AUTOMATED BUSINESS

We will be automated wherever automation is possible. When we see the business process map, we can observe that product order and delivery is taken care of by the fulfillment agency, payment is taken care of by the merchant (credit processing company), and website maintenance will be handled by a professional webmaster.  Management will have to spend comparatively little time on operations and thus will have more free time for analyzing marketing channels and product improvement. In this way, Lisan Rahman will be able to dedicate time to adding value to the business and contributing to making Ciglarette a successful brand.

SERVICE STRENGTHS

Some of the strengths and capabilities of our core services pertain to availability, quality, and comfort. We believe that this is absolutely the simplest product of its kind and therein lies potential for marketing this product. Perhaps our greatest service strength will be our ethic of service itself. We believe that in order to make money we have to make people happy when they transact with use.

COMPETITIVE COMPARISON

Numerous vendors sell products that compete with ours; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our personal vaporizer products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the internet, mail order and telesales.

As a general matter, we have access to and market and sell the similar personal vaporizers as our competitors and since we sell our products at substantially similar prices as our competitors. Accordingly, the key competitive factors for us and other suppliers of personal vaporizers are the quality of service to customers, the scope and effectiveness of marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.

Part of our business strategy focuses on the establishment of contractual relationships with distributors. We are aware that competitors in the industry also are seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have far greater management, human, and financial resources than we do for entering into such contracts and for attracting distributor relationships.

Additionally, we compete with cigarette companies as our products deliver nicotine like traditional cigarette products; moreover, tobacco companies like R.J. Reynolds have filed a patent application for a personal vaporizer-like device which they refer to as a “Tobacco-Containing Smoking Article.” If R. J. Reynolds or other tobacco companies endeavor to compete against us in the electronic cigarette and personal vaporizer business, or in the alternative should we receive the proper approvals to allow us to market our products as a smoking cessation aid, we will find ourselves competing with not only the world’s largest tobacco companies but the world’s largest pharmaceutical companies as well. Referred to respectively as big tobacco and big pharma; both big pharma and big tobacco have limitless resources with which to compete against us.

We have extensive market research to investigate and understand all aspects of its competition. Our principal competitors can be classified into three main categories: 1) pharmaceutical companies; 2) tobacco companies; and 3) other personal vaporizer and electronic cigarette companies.

Pharmaceutical companies market smoking cessation aids and alternative nicotine delivery products such as Glaxo SmithKline that market Nicorette® stop smoking chewing gum Nicoderm® the stop smoking patch and Zyban® a sustained release tablet , Pfizer that markets Chantix® and Nicotrol® the nicotine inhaler,

Tobacco companies, including Phillip Morris, R. J. Reynolds, and Lorillard who currently offer traditional tobacco products and may introduce new tobacco based cigarettes and smoking devices (eg. the “tobacco containing smoking article” covered by patent # 20080092912 as filed by R.J. Reynolds, one of the largest tobacco companies.) We also face competition from smaller tobacco companies that are much larger, better funded and more established than us.

Electronic cigarette companies that currently market competing products, which include but are not limited to, Njoy, Smoking Everywhere and Smoke Free Innotech, a publicly traded company. Moreover these competitors may, like us may seek regulatory approvals to market their products and these competitors may succeed in obtaining FDA approval for products more rapidly than we can.

SALES MEDIA

We are committed to preparing a marketing strategy that highlights all of the most important benefits and features we offer in the form of brief sales literature and a polished web site. This information will present a compelling point of view regarding the features and benefits of our company. For people who already enjoy smoking, there is an enticement to avail themselves of the  benefits of our roducts because we have offer a fully integrated system of smokeless smoking and we offer more client-friendly service than our typical competitors.

We initially anticipate the use of direct mail and an engaging and informative website as the two primary promotional vehicles for our products.

SOURCING AND FULFILLMENT

Our management have begun to envision the company’s operations relatively recently in the form of making plans for a powerful launch of our product. We will always be responsible for the private, in-house sourcing of whatever products and services we offer. We have designed an automated production and fulfillment system.

TECHNOLOGY

We believe that we are positioned  in such a way as to take full advantage of all the technology available for its particular industry. Management has determined that state of the art software and appropriate hardware will be implemented whenever necessary to closely manage business operations and ensure proper client fulfillment. In particular, we will be utilizing accounting procedures both off-line and online to monitor weekly, monthly, quarterly, and annual results as well as all aspects of day-to-day operations.

BUSINESS MODEL

We envisions the future in terms of its dominance of the market for electric smokeless cigarette products. Our business model is based on classic retail dynamics. Our continued growth will be limited only by our creativity. We will be able to penetrate and redefine the market for cigarette and alternative smoking products by continually innovating ways to provide unique services to our target market.  We are excited about our prospects yet we project conservative incremental growth in sales Year 1:

We intend to take the following steps to streamline our business:

1)	We will automate the order taking process;

2)	We will automate the order delivery process;

3)	We will work closely with an outsourced fulfillment house to minimize costs; and

4)
 We will initially provide personal telephone assistance to our clientele to answer questions about the product and listen to concerns.  This will allow us to quickly build a comprehensive set of FAQs for the website, as well as auto-responder templates for common queries.

The fulfillment house will help with the following issues:

➢	Accepting payments from customers’ credit cards
➢	Packaging the product
➢	Shipping the product
➢	Handling any returns

These services will help save warehousing costs and ensure delivery of product to customers in a timely fashion. Apart from money and customer satisfaction issues, the outsourcing of order delivery will free up management’s time to develop new product and marketing mixes.

The website will be the actual payment platform. We will choose from one of three methods for accepting payment

➢	Open a merchant account to accept credit card payments,
➢	Contract with the fulfillment house to provide payment services, or
➢	Contract with a merchant account broker.

The business model is, therefore, set for launch inasmuch as critical business processes and key players have all been identified and put into place. We believe that we are well-prepared for a successful launch at this time. Continued attention to detail will ensure success.

PRODUCT

Personal vaporizers are electronic devices, the functional elements of which are integrated into a stainless steel shell, include: a small plastic cartridge that contains an absorbent material that is moistened with a propylene glycol liquid solution, which may or may not contain, nicotine, tobacco flavoring or other flavor essences, an electronic airflow sensor, a heating element, referred to as the atomizer that vaporizes the liquid in the mouthpiece so that it can be inhaled, a rechargeable lithium-ion battery which powers the device and certain electronic components such as a timed cutoff switch to prevent overheating, an LED to signal activation of the device and an external charger, to recharge the battery.

When a user draws air through the device, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece, the solution is then vaporized and it is this vapor that is inhaled by the user, for pulmonary and or oral (buccal/mucosal) absorption. The solution depending on the model may or may not contain nicotine, the flavoring if any, is also based on the particular cartridge and may contain tobacco flavoring or menthol flavoring, in addition to propylene glycol.

We sell two and three piece, in addition to disposable personal vaporizers, the distinction between two and here piece personal vaporizers is the construct of the unit, the number of core parts and the performance and actual use of the device. We also market, USB, home and car charging devices; in addition to several varieties of cartridges with varying formulations, including but not limited to zero nicotine with no flavoring, zero nicotine with tobacco and menthol flavors, in addition to the standard electronic cigarette filter which contains tobacco flavoring and varying degrees of nicotine. We sell our products in a kit, or as separate components, we also offer for sale replacement cartridges to be used with our non-disposable personal vaporizer when the cartridges become depleted.

MARKET SEGMENTATION

We are committed to ongoing market analysis as it pertains to market segmentation. Management believes, based, in part, on the studies referenced herein, that the market for our product is large and growing.  By offering a simple new product, we believe we should be able to capture a firm base in that market.

As of June 22 , 2010, we have 1 employee.  We plan to hire more people on as-needed basis and also outsource to independent contractors for such areas as sales, marketing, auditors, tax and other service needs.  We have not entered into any collective bargaining agreements.

We may provide an employee stock compensation program based on performance in addition to other benefits such as basic health insurance.

DESCRIPTION OF PROPERTY

Our business office is located at 14001c Saint Germain Dr., Suite 390, Centreville , Virginia 201 21 .

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 40 shareholders of our common stock.

Rule 144 Shares

As of June 22 , 2010, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 2010, all of the shares of our common stock held by the 40 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public. Sales under Rule 144 are subject availability of current public information about the company.

We may be deemed a shell company in accordance with the securities Act of 1933. Therefore the shares of our common stock may only be resold through an effective registration statement or by meeting the conditions of Rule 144(i).

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov.

 CIGLARETTE, INC.

(A DEVELOPMENT STAGE COMPANY)

February 28, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Ciglarette, Inc.
(A development stage company)
Centreville , Virginia

We have audited the accompanying balance sheet of Ciglarette, Inc. (a development stage company) (the “Company”) as of February 28, 2010 and the related statements of operations, stockholders’ equity and cash flows for the period from December 23, 2009 (inception) through February 28, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2010 and the results of its operations and its cash flows for the period from December 23, 2009 (inception) through February 28, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a net loss for the period from December 23, 2009 (inception) through February 28, 2010 with no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
April 21, 2010

CIGLARETTE, INC.

(A development stage company)
Balance Sheet
February 28, 2010

ASSETS

CURRENT ASSETS:

Cash	$500
Stock subscriptions receivable	30,050
TOTAL ASSETS	$30,550

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Accrued expenses	$5,350

STOCKHOLDERS’ EQUITY:
Preferred stock at $0.0001 par value; 100,000,000 shares authorized; none issued or outstanding	-
Common stock at $0.0001 par value; 500,000,000 shares authorized; 5,601,000 shares issued and outstanding	560
Additional paid-in capital	30,490
Deficit accumulated during the development stage	(5,850)
Stockholders’ Equity	25,200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,550

See accompanying notes to the financial statements.

CIGLARETTE, INC.

(A development stage company)
Statement of Operations
For the Period from December 23, 2009 (Inception) through February 28, 2010

Revenue	$-

Operating expenses
Professional fees	5,000
General and administrative	850

Total operating expenses	5,850

Loss before income taxes	(5,850)

Income tax provision	-

Net loss	$(5,850)

Net loss per common share – basic and diluted	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	5,055,433

See accompanying notes to the financial statements.

CIGLARETTE, INC.
 (A development stage company)
Statement of Stockholders’ Equity
For the Period from December 23, 2009 (Inception) through February 28, 2010

	Common Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity

December 23, 2009 (Inception)	-	$-	$-	$-	$-

Shares issued for corporate expenses at $.0001 par value on December 23, 2009	5,000,000	500			500

Contribution to capital			500		500

Shares issued for cash in January and February 2010 at $0.005 per share	601,000	60	29,990		30,050

Net loss				(5,850)	(5,850)

Balance, February 28, 2010	5,601,000	$560	$30,490	$(5,850)	$25,200

See accompanying notes to the financial statements.

CIGLARETTE, INC.
 (A development stage company)
Statement of Cash Flows
For the Period from December 23, 2009 (Inception) through February 28, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,850)
Adjustments to reconcile net loss to net cash provided by operating activities:
Shares issued for corporate expenses	500
Increase in accrued expenses	5,350
Net Cash Provided by Operating Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Capital contribution	500
Net Cash Provided by Financing Activities	500

NET INCREASE IN CASH	500

CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$500
See accompanying notes to the financial statements.

CIGLARETTE, INC.
 (A DEVELOPMENT STAGE COMPANY)
February 28, 2010
Notes to the Financial Statements

NOTE 1 - ORGANIZATION AND OPERATIONS

Ciglarette, Inc.  (“Ciglarette” or the “Company”), a development stage company, was incorporated on December 23, 2009 under the laws of the State of Nevada. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company will offer a smokeless cigarette from headquarters in Centreville , Virginia. The company is a marketer and distributor of personal vaporizers, under the Ciglarette brand.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

  The Company elected February 28 as its fiscal year ending date.

Cash equivalents

 The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at February 28, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from December 23, 2009 (inception) through February 28, 2010.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of February 28, 2010.

Recently Issued Accounting Pronouncements

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company’s Annual Report for the fiscal year ended February 28, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset, and b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per

Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.           A subsidiary or group of assets that is a business or nonprofit activity
2.           A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture
3.           An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.           Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.
2.           Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $5,850 at February 28, 2010, and a net loss from operations of $5,850 for the period from December 23, 2009 (Inception) through February 28, 2010, with no revenues since inception.

While the Company is attempting to commence operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred stock

       Preferred stock includes 100,000,000 shares authorized at a par value of $0.0001, of which none are issued and outstanding.

Common stock

Common stock includes 500,000,000 shares authorized at a par value of $0.0001, of which 5,000,000 have been issued to its Chief Executive Officer at their par value of $0.0001 per share or $500 for corporate expenses.

From January 1, 2010 through February 28, 2010, the Company sold 601,000 shares of its common stock at $0.05 per share to 30 individuals for a total of $30,050. The Company received payment in March 2010.

NOTE 5 – INCOME TAXES

At February 28, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $5,850 that may be offset against future taxable income through 2030. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $1,989 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a full valuation allowance of $1,989.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Components of deferred tax assets as of February 28, 2010 are as follows:

Period From December 23, 2009 (inception) through February 28, 2010

Net deferred tax assets – Non-current:

Expected Federal income tax benefit from NOL carry-forwards	$1,989
Less valuation allowance	(1,989)
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the effective income tax rate to the federal statutory rate

Federal income tax rate	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%
Effective income tax rate	0.0%

NOTE 6 – RELATED PARTY TRANSACTION

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

On January 13, 2010 the Company’s Chief Executive Officer contributed $500 for general working capital.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date of February 28, 2010 through April 21, 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that the following are reportable subsequent events to be disclosed.

(i) Sale of common stock

 For the period from March 1, 2010 through April 20, 2010, the Company sold an additional 290,000 shares of its common stock at $0.05 per share for $14,500 to 10 individuals.

(ii) Entry of an employment agreement

On March 1, 2010, the Company entered into an employment agreement (“Employment Agreement) with its president and chief executive officer (“Employee”), which requires that the Employee to be paid a minimum of $500 per month for three years from date of signing. Employee or the Company has the right to terminate the Employment Agreement upon thirty (30) days’ notice to the other party.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We believe that our  primary role in the marketplace is being a provider of an affordable healthy, alternative smoking system for everyone. This is how we will distinguishes ourself in the marketplace. We want our target customers to think about us whenever they think about tobacco or smoking. We want them to choose us when it is time to make a purchase of alternative smoking and cigarette products because they associate us with quality.

We will seek a balance between quality of offering, price, and the value that may be derived from the competition. We believe we offer the best balance of these aspects in the minds of our target customers. We make it easy for individuals interested in smokeless cigarettes to choose our product because our offering is so unique. In other words, our pricing strategy is linked to our value proposition and our sales and marketing strategies highlight this connection in ways that are easy for target customers to understand. Ultimately, we want to ensure that all of our target customers equate our products with great value.

Price says a lot about a product. The products that are innovative and not available elsewhere in the region will be marked up to meet the demand curve. We are not afraid of premium pricing a premium product like Ciglarette. We believe that we will enter the market at a premium price. The product will be priced at $9.00, and popular replacement cartridges will sell for $3. The product will be backed by 1-year, 100% money back guarantee to create confidence in the buyers.

We envisions our supply chain strategy for distribution logistics in the following manner: we will be chiefly engaged in online sales and marketing. We will ship product to our customers using overnight shipping. Our goals are to be diligent in ensuring timely delivery of product as well as excellent customer service.

The distribution and sales strategy for our products will be tailored to the characteristics of each market, whether it be geographical or demographical.

Ultimately our sales and distribution channels will be:

•	Internet affiliate marketing through independent sales persons.

•	Direct Sales and Distribution, where we have set up our own distribution directly to retailers.

•	Single independent distributors who are responsible for distribution within a single market.

•	Exclusive Territory and Exclusive Channel Distribution, where distributors have an exclusive territory within a country or an exclusive right to sell within a distribution channel (e.g. gas station.)

•	Distribution through wholesalers, where we supply either national or regional wholesalers who then service retailers.

•	Internet/E-commerce Sales, where we sell directly to end users through one of our internet websites and or landing pages.

•	Direct response television marketing.

Our distribution and sales channels will be supported by internal sales and customer service personnel. We will generate sales and leads through domestic and international trade-shows, telesales, internet marketing, internet affiliates and direct response television marketing. We will depend on a network of internal and external sales representatives to maintain and grow our business and the revenues we generate.

We will have two channels of sales: direct face-to-face and online. At first our direct sales efforts will be headed up by our founder. We will grow our sales force to meet our sales and revenue goals. We will consider our website to be a critical indirect sales channel for our products. Finally, we will view our sales strategy as being partially fulfilled through the implementation of our marketing plan, which include direct mail and online marketing. We will always consider our key personnel and employees as well as our existing clientele, to be the most important assets of our sales strategy.

We have has developed sales programs to ensure that its revenue forecasts are realized completely and on schedule. The company has set deadlines with targeted amounts as well as budget restrictions for a highly profitable sales program. With its comprehensive marketing program and competitive positioning, we are confident to forecast, in concrete terms, the realization of its sales milestones.

We are is constantly working to build a network of key individuals and companies that work as alliances to accomplish its major strategies. The company management has developed a strong relationship with business professionals, and an exporter in China. We are committed to networking with any and all individuals that may have a favorable impact on our business. A great strength of this company is its vast network of professional alliances that stand ready, willing, and able to facilitate the growth of Ciglarette. We will be most concerned with developing concrete alliances that ensure the funding we need to grow, as well as developing support systems for our businesses that facilitate its success.

We are in the process of building our website. We understand the importance of online sales and marketing. Our management team will continually strive to have a competitive edge by maintaining a significant web presence, and plans for sophisticated exposure online. We want people interested in tobacco or smoking or alternative smoking products to be able to find us online easily. Because of the sophistication of the global consumer and ever-increasing participation in online shopping.  We  will apply our resources to be an industry leader in utilization of the internet’s e-commerce potential.

We recognize that there are at least four aspects of our  success relevant to our involvement in the internet: [1] a sophisticated website that allows accessibility and free flow of information to any constituent within our  alliance of consumers, management, lenders and investors; [2] a program of search engine optimization to assure that penetration of the marketplace is vast and consistent; [3] the facilitation of our website for banking, training, and organizational procedures; and [4] utilizing the website to facilitate purchases.

We are committed to providing ongoing training for those members of the company directly associated with the development of its website, the implementation of search engine optimization, the continual development of internet capabilities to match the growth of the business, and relevant procedures utilizing the internet. In addition, we have located a web host capable of delivering an affordable service, and a versatile service, that is backed with excellent 24-7 customer service in order to support our web marketing strategy, with special emphasis on the continued development of our website.

Management has done extensive research into “search engine optimization,” which describes the practice of determining the key words and phrases most likely to drive a potential customer to a particular website from a search engine such as Google or Yahoo! We have retained a search engine optimization consultant to determine which key words and phrases our website will use to engage affiliate partners to maximize its passive income potential.  For example, by using “Cost Per Acquisition” marketing, a company may place an ad on our site.  When someone clicks on the ads we get paid. When the click results in a sale, we can get a commission. This is a phenomenon of online marketing that we will encourage to grow. We can never lose by expanding our affiliate partner network.

We are setting up a one page landing site before the actual product launch in order to start test marketing. This will provide invaluable input for the launch. Also, the one page landing site can be used to begin applying search engine optimization techniques and will aid in our efforts to bring our website onto the first page of a natural Google search.

We recognize that the most important financial indicators are cash and bottom line. We  will be constantly monitoring the flow of revenue to the company as well as the expense requirements that deplete cash reserves. We will always try to improve the ratio of revenue and expenses to generate a healthier bottom line in addition to a healthier cash base.

Results of Operations

For the period ended December 31, 2009 we had no revenue. Expenses for the period totaled $5,850 resulting in a net loss of $5,850.

Capital Resources and Liquidity

As of December 31, 2009 we had $500 in cash.

To date we have raised $44,050 from the sale of our stock. We are attempting to commence operations and generate revenue, and we believe that our current cash position is significant enough to support our daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for us to continue as a going concern. While we believe in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of June 22 , 2010 are as follows:

NAME	AGE	POSITION

Lisan Rahman	39	President, Chief Executive Officer, President, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Lisan Rahman – Mr. Rahman attended the University of Texas Arlington, Abendschule Spittelwiese (Linz, Austria) . From there, Mr. Rahman has been in charge of Sales (JITsource-2000-2002, Air Travel & Tours, 2002-2003, CaseBauer, LLC 2004-2005), Management (ExImp Global LLC-2005-2010). From September 2009 to present, Mr. Rahman has worked as a full time salesperson at Lindsey Volkswagen in Virginia and will only be able to devote additional time after job hours to his job as CEO for Ciglarette.

Mr. Rahman brings sales, managing and supervising experience which will be valuable in launching and promoting our product  to a  select group of individuals, companies and foreign countries.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Lisan Rahman, Chief Executive Officer and Treasurer	2009	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

On, March 1, 2010 we entered into an employment agreement with our sole Officer and Lisan Rahman (the “Employee”).  The employment agreement is for a term of three years, and is automatically renewed annually unless the Board of Directors or the Employee notifies each other in writing their intent to terminate the employment agreement.  The Employee shall be paid a minimum $500 per month and will be entitled to an annual bonus at the discretion of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 22 , 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Lisan Rahman	5,000,000	84.87%
	14001c Saint Germain Dr., Suite 390, Centreville, VA 20121

(1)  Based upon 5,891,000 shares outstanding as of June 22 , 2010.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 23, 2009, we issued 5,000,000 founder shares of common stock to Lisan Rahman pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The shares were issued in exchange for services rendered to the Company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

CIGLARETTE, INC.
296,703 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: June 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1.06
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,001.06

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada in December 2009 and 5,000,000 founder shares were issued to Lisan Rahman in return for services rendered to the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In April 2010, we completed a Regulation D Rule 506 offering in which we sold 891,000 shares of common stock to 40 investors, at a price per share of $0.05 per share for an aggregate offering price of $44,550. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name	Shares of common stock
Ryan Zweifel	10,000
Christopher Crabtree	12,000
Steven Yurco	12,000
Torrie Thone	12,000
Sirpa Baylis	24,000
Jory Dela Fuente	56,000
Michael Farraj	36,000
Mark Gallandt	46,000
Alejandra Picazo	32,000
Emily Jacobson	20,000
Arturo Sanchez	22,000
Kevin Murphy	20,000
John Guldin	20,000
Sage Morimoto	22,000
Alex Thompson	21,000
Kayla Mac Mallin	24,000
James Guerie	24,000
Priscilla McEawan	24,000
Scott Cole	24,000
Robin Fuentes	24,000
Charles Lazano	18,000
Roger Sill	22,000
James Tellbranch	20,000
Ryan Rosales	20,000
Debbie Paller	18,000
Christian Guervara	20,000
Mikahela Chaidez Skinner	22,000
Shane Stillmar	20,000
Carla Fig	20,000
Cindy Lopez	22,000
John Young	20,000
Meagan Rodriguez	18,000
Matthew Dunakin	30,000
Michael Faulkner	26,000
Omega Ryan	16,000
Hoa Richter	16,000
Mark Johnson	24,000
Albert Richter	19,000
Marissa Maspaitella	19,000
James Hopton	18,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in April 2010 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	Amendment to the Articles of Incorporation*
3.3	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Employment Agreement*
23.1	Consent of Li & Company, PC

*Filed as an exhibit to the Form S-1 Registration Statement filed with the SEC on April 28, 2010

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in  Centreville , Virginia on June 22 , 2010.

CIGLARETTE, INC.

By:	/s/ Lisan Rahman
Lisan Rahman
Chairman of the Board of Directors, Chief Executive Officer,

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lasan Rahman and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Ciglarette, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/Lisan Rahman
Lisan Rahman
Chairman, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer and Director